EXHIBIT 99.1

Soligenix Announces Reverse-Split in Preparation for Proposed

Up-Listing of its Common Stock to the NASDAQ Capital Market

Princeton, NJ – October 7, 2016 – Soligenix, Inc. (OTCQB: SNGXD) (Soligenix or the Company), a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need, announced today that it has filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to implement a one-for-ten (1:10) reverse split of its authorized, issued, and outstanding common stock, which took effect at 12:01 a.m. this morning. The reverse stock split was implemented by the Company in preparation for its proposed up-listing of the Company’s common stock to the NASDAQ Capital Market (“NASDAQ”). The NASDAQ listing is expected to facilitate greater liquidity in the stock as well as enable broader access to the investment community, many participants of which are unable to buy stock listed on the bulletin board. The reverse split was overwhelmingly approved by the Company’s stockholders on June 16, 2016 and recently unanimously authorized by its Board of Directors.

The reverse stock split is intended to fulfill the stock price requirements for listing on NASDAQ since the requirements include, among other things, that the Company’s common stock must maintain a minimum closing price per share of $3.00 or higher for five consecutive trading days immediately prior to up-listing. Before any listing of the common stock on NASDAQ could occur, NASDAQ will need to approve the Company’s application for listing. The Company believes that it will meet all of the listing requirements for listing the company’s common stock on NASDAQ; however, there is no assurance that the Company’s application will be approved.

“Over the last several years we have worked diligently to expand and advance the development of our rare disease pipeline across both our BioTherapeutics and Vaccine/BioDefense business segments, to where we are now positioned with multiple pivotal Phase 2b/3 clinical programs and up to $58 million in government contract funding. We believe that with these achievements, it is an opportune time to effect a reverse stock split to better position the Company for potential success in the future,” stated Christopher J. Schaber, PhD, President and Chief Executive Officer of Soligenix. “Up-listing is an essential part of any company’s growth strategy. The major exchanges are where the bigger and better capitalized companies reside. We believe the reverse split improves Soligenix’s capital structure and creates a more appealing stock price, thereby, increasing the Company’s likelihood of achieving its goal of qualifying for up-listing. Importantly, it also has the potential to better facilitate a multitude of strategic initiatives, including partnership, merger and acquisition, as well as equity financing.”

The reverse stock split became effective with the Financial Industry Regulatory Authority (FINRA) and in the marketplace this morning, October 7, 2016, whereupon the shares of common stock began trading on a split-adjusted basis. As a result of the 1-for-10 reverse stock split, every 10 shares of the Company’s issued and outstanding common stock converted into one share of issued and outstanding common stock, and the authorized number of shares of common stock was reduced from 100,000,000 shares to 10,000,000 shares. No fractional shares have been issued in connection with the stock split. Any fractional shares of common stock resulting from the reverse stock split have been rounded up to the nearest whole share. The reverse split did not affect any stockholder’s ownership percentage of Soligenix’s shares and did not change the par value of the common stock.

The split-adjusted shares of Soligenix’s common stock began trading this morning, October 7, 2016 under the symbol “SNGXD” with a “D” added for 20 trading days to signify that the reverse split has occurred. After that time, the Company’s ticker symbol will once again be “SNGX.” Soligenix's transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for the reverse split. Soligenix stockholders will receive forms and notices to exchange their existing shares for new shares from the exchange agent or their broker.

The Company is filing today a Form 8-K with the Securities and Exchange Commission that provides additional details regarding these matters, and readers are encouraged to read such Form 8-K and the exhibits thereto in their entirety.

About Soligenix, Inc.

Soligenix is a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. Our BioTherapeutics business segment is developing SGX301 as a novel photodynamic therapy utilizing safe visible light for the treatment of cutaneous T-cell lymphoma, our first-in-class innate defense regulator (IDR) technology, dusquetide (SGX942) for the treatment of oral mucositis in head and neck cancer, and proprietary formulations of oral beclomethasone 17,21-dipropionate (BDP) for the prevention/treatment of gastrointestinal (GI) disorders characterized by severe inflammation including pediatric Crohn’s disease (SGX203) and acute radiation enteritis (SGX201).

Our Vaccines/BioDefense business segment includes active development programs for RiVax™, our ricin toxin vaccine candidate, OrbeShield®, our GI acute radiation syndrome therapeutic candidate and SGX943, our melioidosis therapeutic candidate. The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®.  Currently, this business segment is supported with up to $58 million in government grant and contract funding from the National Institute of Allergy and Infectious Diseases (NIAID) and the Biomedical Advanced Research and Development Authority (BARDA).

For further information regarding Soligenix, Inc., please visit the Company’s website at www.soligenix.com.

This press release may contain forward-looking statements that reflect Soligenix, Inc.’s current expectations, beliefs and intentions with respect to the reverse stock split and its effects described in this press release.  Statements that are not historical facts, such as “anticipates,” “estimates,” “believes,” “hopes,” “intends,” “plans,” “expects,” “goal,” “may,” “suggest,” “will,” “potential,” or similar expressions, are forward-looking statements.  These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements.  Actual results, including the ability to achieve and maintain compliance with the minimum bid listing requirement of the NASDAQ Capital Market, could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with Soligenix’s ability to successfully develop, achieve regulatory approval for or commercialize products based on its technologies, particularly in light of the significant uncertainty inherent in developing therapeutics and vaccines against bioterror threats, conducting preclinical and clinical trials of therapeutics and vaccines, obtaining regulatory approvals and manufacturing therapeutics and vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts, including grants and awards, maintain its existing grants which are subject to performance requirements, enter into any biodefense procurement contracts with the US Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice, third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business, or that the US Congress may not pass any legislation that would provide additional funding for the Project BioShield program. These and other risk factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, Soligenix’s reports on Forms 10-Q and 10-K.  Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Company Contact:

Karen Krumeich

Chief Financial Officer

(609) 538-8200 | www.soligenix.com

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, NJ 08540